UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K/A


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934





Date of Report (Date of earliest event reported)..............September 30, 1999




                            SI HANDLING SYSTEMS, INC.
 ................................................................................
             (Exact name of registrant as specified in its charter)




  Pennsylvania                     0-03362                       22-1643428
 ................................................................................
 (State or other                 (Commission                  (I.R.S. Employer
  jurisdiction                   File Number)                Identification No.)
of incorporation)




                       600 Kuebler Road, Easton, PA 18040
 ................................................................................
               (Address of principal executive offices) (Zip Code)




Registrant's telephone number, including area code..................610-252-7321




 ................................................................................
         (Former name or former address, if changed since last report.)

Item 2.         Acquisition or Disposition of Assets
------          ------------------------------------

As previously reported, on September 30, 1999, SI Handling Systems, Inc. ("SI" or the "Company") completed the acquisition of all of the outstanding capital stock of Ermanco Incorporated, a Michigan corporation ("Ermanco").

Ermanco, headquartered in Spring Lake, Michigan, designs and installs complete conveying systems for a variety of manufacturing and warehousing applications.

Under the terms of the Stock Purchase Agreement and based on Ermanco's definitive Closing Balance Sheet, the Company acquired all of the outstanding capital stock of Ermanco for a purchase price of $22,801,000 consisting of $15,301,000 in cash, of which $1,551,000 is held in escrow, $3,000,000 in promissory notes payable to the fourteen stockholders of Ermanco, and 481,284 shares of the Company's common stock with a value of $4,500,000 based on the average closing price of $9.35 of the Company's common stock for the five trading days immediately preceding the date of the Stock Purchase Agreement, August 6, 1999.

On the Closing Date of the acquisition, the purchase price was increased by $615,000 to $22,615,000 based upon Ermanco's projected net working capital for the period ended September 30, 1999. Under the terms of the Stock Purchase Agreement, upon receipt of the definitive Closing Balance Sheet, any difference between the guaranteed amount of $2,700,000 would increase or decrease the cash portion of the purchase price paid effective as of the Closing Date. Subsequent to the Closing Date of the acquisition, the Company received Ermanco's definitive Closing Balance Sheet and the purchase price was increased by $186,000 to $22,801,000 based on the actual net working capital. The total working capital adjustment of $801,000 has been added to the escrow and this amount will be paid to the Sellers upon completion and acceptance of the Post-Closing Audit. Therefore, the purchase price is subject to further adjustment pending the acceptance by the Company and the Sellers of the Post-Closing Audit. Any funds remaining in escrow eighteen months following the Closing will be distributed to the selling stockholders of Ermanco.

The acquisition of the Ermanco technology complements and expands the Company's current product offerings. Ermanco's products, property, equipment, and personnel will continue to be located in Spring Lake, Michigan and operate as a wholly owned subsidiary of the Company. The Company has not yet received an appraisal on Ermanco's property, plant and equipment and it will continue to review the allocation of the purchase price.

On the Closing Date, the Company entered into employment agreements with four employees, Leon C. Kirschner, Thomas C. Hubbell, Lee F. Schomberg, and Gordon A. Hellberg. Mr. Kirschner and Steven Shulman, another principal stockholder of Ermanco, joined the Board of Directors of the Company.

In order to complete the acquisition of Ermanco, the Company obtained financing from its principal bank, First Union National Bank ("First Union"). The Company entered into a new three-year line of credit facility which may not exceed the lesser of $6,000,000 or an amount based on a borrowing base formula tied principally to accounts receivable, inventory, fair market value of the Company's property and plant, and liquidation value of equipment, plus an amount equal to $2,500,000. This amount shall be reduced by $625,000 every six months during the first two years of the line of credit facility until such amount reaches zero, minus the unpaid principal balance of the term loan described below. The line of credit facility is to be used primarily for working capital purposes and closing costs associated with the Ermanco acquisition. The line of credit facility replaced the Company's former $5,000,000 committed revolving credit facility with First Union.

The Company also received $14,000,000 in the form of a seven-year term loan from First Union to finance the acquisition. During the first two years of the term loan, the Company will repay First Union equal quarterly payments of $312,500 plus accrued interest. After the second anniversary of the September 30, 1999 Closing Date, the Company will make equal quarterly payments of $575,000 plus accrued interest. The interest rate on the term loan is the three-month LIBOR Market Index Rate plus two and three-quarters percent. The Company entered into an interest rate swap agreement for fifty percent of the term loan to hedge the floating interest rate. The Company entered into a seven-year interest rate swap for $7,000,000 of the term loan at a fixed interest rate of 9.38%.

In order to obtain the line of credit and term loan, the Company granted First Union a security interest in all personal property, including, without limitation, all accounts, deposits, documents, equipment, fixtures, general intangibles, goods, instruments, inventory, letters of credit, money, securities, and a first mortgage on all real estate owned by the Company and Ermanco. The line of credit facility and term loan contain various restrictive covenants relating to additional indebtedness, asset acquisitions or dispositions, investments, guarantees, payment of dividends, and maintenance of certain financial ratios.

The promissory notes issued to the fourteen stockholders of Ermanco total $3,000,000, have a term of seven years, and bear interest at an annual rate of ten percent in years one through three, twelve percent in years four and five, and fourteen percent in years six and seven. Interest on the promissory notes shall be payable quarterly, in cash, or under certain conditions, in the Company's common stock upon approval of the Company's Board of Directors. The promissory notes may be prepaid prior to the end of the seven-year term as long as the Company has no debt outstanding under its line of credit facility and term loan.

SI and Ermanco serve common North American marketplaces, with clients and customers in the automotive/transportation, computer, newspaper/publishing, pharmaceutical/cosmetic, entertainment, and warehousing business. The Company believes the acquisition of Ermanco will enhance SI's automated materials handling capability in all marketplace segments.


Item 7.   Financial Statements and Exhibits.
------    ---------------------------------

(a) Audited Financial Statements of Ermanco Incorporated for the three years ended September 30, 1999.

(b)  Pro Forma Financial Information.

(c)  Exhibits - None.

                                        Financial Statements

                                        Ermanco Incorporated

                                        Three years ended September 30, 1999

                              Ermanco Incorporated

                              Financial Statements


                      Three years ended September 30, 1999





                                    Contents

Report of Independent Auditors.................................................1

Audited Financial Statements

Balance Sheets.................................................................2
Statements of Shareholders' Equity.............................................4
Statements of Operations.......................................................5
Statements of Cash Flows.......................................................6
Notes to Financial Statements..................................................7

                         Report of Independent Auditors

Board of Directors
Ermanco Incorporated

We have audited the accompanying balance sheets of Ermanco Incorporated as of September 30, 1999 and 1998, and the related statements of shareholders' equity, operations and cash flows for each of the three years in the period ended September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ermanco Incorporated at September 30, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1999, in conformity with generally accepted accounting principles.




October 27, 1999

                              Ermanco Incorporated

                                 Balance Sheets


                                                            September 30
                                                        1999           1998
                                                   -----------------------------

Assets
Current assets:
   Cash and cash equivalents                       $   420,595       $1,219,877
   Accounts receivable, less allowances
     (1999--$48,000; 1998--$45,000)                  4,828,180        3,146,955
   Inventories                                       1,000,145        1,039,471
   Costs and estimated earnings in excess
     of billings on uncompleted contracts              875,718
   Prepaid expenses and other current assets           301,398          313,993
   Federal tax deposit                                 353,876
                                                   -----------------------------
Total current assets                                 7,779,912        5,720,296

Property and equipment:
   Land and leasehold improvements                     568,982          550,362
   Machinery and equipment                           1,271,370        1,144,493
   Office equipment                                  1,142,379          901,634
                                                   -----------------------------
                                                     2,982,731        2,596,489
   Less accumulated depreciation                     1,761,973        1,553,603
                                                   -----------------------------
                                                     1,220,758        1,042,886

Federal tax deposit                                                     385,845

                                                   -----------------------------
                                                    $9,000,670       $7,149,027
                                                   =============================

                                                            September 30
                                                        1999           1998
                                                   -----------------------------

Liabilities and shareholders' equity
Current liabilities:
   Accounts payable                                 $2,736,652       $1,396,694
   Billings in excess of costs and earnings on
     uncompleted contracts                             503,175          641,852
   Accrued compensation and related taxes              258,725          417,956
   Accrued federal income taxes                        300,000
   Accrued state income taxes                          213,000           40,363
   Dividends payable                                                    316,618
   Other current liabilities                           248,591          177,804
   Current portion of capital lease obligations         18,621
                                                     ---------------------------
Total current liabilities                            4,278,764        2,991,287

Capital lease obligations, less current portion         15,404

Shareholders' equity:
   Common stock, par value $1 per share--
     200,000  shares  authorized; 72,350
     shares in 1999 and 71,300 shares in 1998
     issued and outstanding                             72,350           71,300
   Additional paid-in capital                          573,459          469,509
   Retained earnings                                 4,060,693        3,616,931
                                                   -----------------------------
                                                     4,706,502        4,157,740
                                                   -----------------------------
                                                    $9,000,670       $7,149,027
                                                   =============================

See accompanying notes to financial statements.

                              Ermanco Incorporated

                       Statements of Shareholders' Equity




                                               Additional
                                      Common   Paid-in    Retained
                                      Stock    Capital    Earnings     Total
                                     -------------------------------------------

Balance at October 1, 1996           $67,475   $216,638  $1,936,401  $2,220,514
Net earnings                                              2,602,953   2,602,953
Issuance of 2,300 shares               2,300     89,700                  92,000
Cash dividends declared ($23 per
   share)                                                (1,637,800) (1,637,800)
                                     -------------------------------------------
Balance at
   September 30, 1997                 69,775    306,338   2,901,554   3,277,667

Net earnings                                              2,705,264   2,705,264
Issuance of 2,875 shares               2,875    184,000                 186,875
Purchase of 1,350 shares              (1,350)   (20,829)    (38,287)    (60,466)
Cash dividends declared ($27 per
   share)                                                (1,951,600) (1,951,600)
                                     -------------------------------------------
Balance at
   September 30, 1998                 71,300    469,509   3,616,931   4,157,740

Net earnings                                              3,472,720   3,472,720
Issuance of 1,050 shares               1,050    103,950                 105,000
Cash dividends declared ($43 per
   share)                                                (3,028,958) (3,028,958)
                                     ===========================================
Balance at
   September 30, 1999                $72,350   $573,459  $4,060,693   $4,706,502
                                     ===========================================


( ) Denotes reduction.

See accompanying notes to financial statements.

                              Ermanco Incorporated

                            Statements of Operations


                                               Year ended September 30
                                           1999          1998         1997
                                        ----------------------------------------


Net sales                               $31,417,481   $26,294,618   $29,978,804
Cost of products sold                    22,855,268    19,603,962    23,001,207
                                        ----------------------------------------

Gross profit                              8,562,213     6,690,656     6,977,597

Selling expenses                          2,388,580     1,990,259     2,093,717
General and administrative expenses       2,527,471     2,178,664     2,432,123
                                        ----------------------------------------
                                          4,916,051     4,168,923     4,525,840
                                        ----------------------------------------

Operating profit                          3,646,162     2,521,733     2,451,757

Other income (expense):
   Interest income                           56,604        57,745        54,668
   Royalty income                            90,450       156,821       164,990
   Amortization of intangibles                            (17,324)      (54,688)
   Other                                     (9,726)          461           977
                                        ----------------------------------------
                                            137,328       197,703       165,947
                                        ----------------------------------------

Earnings before income taxes              3,783,490     2,719,436     2,617,704

Income taxes                                310,770        14,172        14,751
                                        ----------------------------------------

Net earnings                            $ 3,472,720   $ 2,705,264   $ 2,602,953
                                        ========================================


See accompanying notes to financial statements.

                              Ermanco Incorporated

                            Statements of Cash Flows



                                               Year ended September 30
                                           1999          1998           1997
                                        ----------------------------------------
Operating activities
Net earnings                            $3,472,720    $2,705,264     $2,602,953
Adjustments necessary to
 reconcile net earnings to
 net cash provided by operating
 activities:
  Noncash charges to earnings:
   Depreciation                            208,370       248,999        208,507
   Amortization                                           17,324         54,688
   Loss on disposal of equipment                           2,417          3,667
                                        ----------------------------------------
                                           208,370       268,740        266,862
  Changes in operating assets
  and liabilities:
    Accounts receivable                 (1,681,225)     (340,919)     1,243,492
    Inventories                             39,326       106,166        (53,690)
    Other current operating assets        (863,123)      106,366        158,622
    Accounts payable                     1,339,958       434,714       (908,491)
    Other current liabilities              245,516      (329,958)      (705,542)
                                        ----------------------------------------
                                          (919,548)      (23,631)      (265,609)
                                        ----------------------------------------
Net cash provided by operating
activities                               2,761,542     2,950,373      2,604,206

Investing activities
Additions to property and equipment       (350,712)     (446,411)      (413,779)
Federal tax deposit                         31,969      (166,779)       (69,667)
                                        ----------------------------------------

Net cash used in investing activities     (318,743)     (613,190)      (483,446)

Financing activities
Purchase of common stock                                 (60,466)
Payments on capital lease obligations       (1,505)
Sale of common stock                       105,000       186,875         92,000
Cash dividends paid                     (3,345,576)   (2,017,119)    (1,569,678)
Other                                                    (33,184)       (33,141)
                                        ----------------------------------------

Net cash used in financing activities   (3,242,081)   (1,923,894)    (1,510,819)
                                        ----------------------------------------

Increase (decrease) in cash and
cash equivalents                          (799,282)      413,289        609,941

Cash and cash equivalents at
beginning of year                        1,219,877       806,588        196,647
                                        ----------------------------------------
Cash and cash equivalents at
end of year                             $  420,595    $1,219,877     $  806,588
                                        ========================================

( ) Denotes use of cash and cash equivalents.

See accompanying notes to financial statements.

                              Ermanco Incorporated

                          Notes to Financial Statements

                           September 30, 1999 and 1998


Note A--Summary of Significant Accounting Policies

Nature of Operations and Credit Risk

Ermanco Incorporated (the Company) manufactures conveyors and designs and installs conveyor systems for a wide variety of domestic industrial and warehousing customers.

The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Allowances for potential credit losses are maintained and such losses have historically been within expectations.

Approximately 59% of the Company's workforce is covered by a collective bargaining agreement that will expire on May 31, 2000.

Cash Equivalents

The Company considers all investments with maturities of three months or less when purchased to be cash equivalents.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined by the last-in, first-out (LIFO) method.

Revenue Recognition

Revenues under contracts to design and install conveyor systems are recognized on the percentage-of-completion method at such time as reasonable estimates of the ultimate contract costs and profitability can be made. Revisions in earnings estimates on systems contracts are recorded in the accounting period in which the basis for such revision becomes known. Any anticipated losses on contracts are recognized as soon as such losses become apparent.

Revenues for product sales are recognized when the goods are shipped.

                              Ermanco Incorporated

Note A--Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are stated on the basis of cost and include expenditures for major renewals and betterments. Maintenance and repairs that do not improve or extend the lives of the respective assets are expensed as incurred.

Depreciation of equipment, including amounts amortized under capital leases, is computed on the straight-line method over the estimated useful lives of the assets.

Intangibles

Intangibles (primarily patents) were amortized over their remaining legal lives on the straight-line method.

Stock Options

The Company follows Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, in accounting for its employee stock options. Under APB Opinion No. 25, no compensation expense is recognized because the Board of Directors establishes the exercise price of the Company's employee stock options to equal the estimated fair value of the underlying stock on the date of grant.

New Accounting Standard Not Yet Adopted

In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. The Statement will require the Company to record all derivatives on the balance sheet at fair value. Changes in the fair value of derivatives that do not meet the criteria to be treated as a hedge under the Statement will be included in earnings. If derivatives meet the hedge criteria, changes in the fair value of the derivatives will offset changes in the fair value of the items being hedged. The Statement is required to be adopted by the Company beginning in the first quarter of 2001. The Company has not determined what effect the Statement will have on the Company's results of operations or financial position when adopted.

                              Ermanco Incorporated

Note A--Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Note B--Inventories

The components of inventory are as follows:

                                                       September 30
                                                 1999                1998
                                            ------------------------------------

Stock inventory                             $   870,509          $   890,167
Work in process                                 129,636              149,304
                                            ------------------------------------
                                            $ 1,000,145          $ 1,039,471
                                            ====================================

If the first-in, first-out method had been used to value inventory, the carrying amount of inventory would have been approximately $142,000 and $156,000 higher than reported at September 30, 1999 and 1998, respectively.

Note C--Line of Credit

The Company has an unsecured line-of-credit agreement with a bank that provides for borrowings through December 31, 1999 of up to $3,000,000, with interest at the bank's prime rate (8.25% at September 30, 1999) less 0.25%. The bank agreement contains certain covenants that require the Company, among other things, to maintain a tangible net worth of not less than $1,650,000 and a current ratio of not less than 1.2 to 1. There were no outstanding borrowings under the line-of-credit agreement at any time during 1999 or 1998. The Company does not pay a commitment fee on available funds under this credit agreement.

                              Ermanco Incorporated

Note D--Leases

The Company leases its principal manufacturing and office facility from a partnership affiliated through common ownership. The leasing agreement requires fixed monthly rentals of $28,000 (with annual increases of 2.5%) plus a variable portion based on the lessor's borrowing rate and the unpaid mortgage balance. Amounts paid under this lease arrangement were approximately $353,000 in 1999, $348,000 in 1998 and $340,000 in 1997. This operating lease expires on October 31, 2003. Under the terms of the lease, the Company is required to pay all taxes, insurance and other ownership-related costs of the property. The Company also leases certain automobiles, machinery, computer equipment and software under agreements expiring at various dates through 2004.

At September 30, 1998, minimum rental payments due under all noncancelable operating leases are as follows: 2000--$543,000; 2001--$487,000; 2002--$391,000;
2003--$373,000; 2004--$36,000.

Rental expense was approximately $516,000 in 1999, $550,000 in 1998 and $485,000 in 1997.

During fiscal 1999, the Company entered into two financing agreements related to the lease of computer software, which have been recorded as capital leases.
These agreements had a total initial contract value of $35,530. Remaining amounts outstanding at September 30, 1999 are as follows:

Payments by year:
   2000                                                             $22,615
   2001                                                              10,099
   2002                                                               7,574
                                                                  ------------
                                                                     40,288
Less amounts representing interest                                    6,263
                                                                  ------------
                                                                     34,025
Less current portion                                                 18,621
                                                                  ------------
                                                                    $15,404
                                                                  ============

                              Ermanco Incorporated

Note D--Leases (continued)

Amounts recorded as property and equipment under these capital lease agreements at September 30, 1999 are as follows:

Office equipment                                                    $35,530
Less accumulated depreciation                                         1,240
                                                                  ------------
                                                                    $34,290
                                                                  ============

Note E--Income Taxes

Effective October 1, 1994, the shareholders of the Company elected under Subchapter S of the Internal Revenue Code to include the Company's taxable income in their own income for federal income tax purposes. As a condition of electing S corporation status, the Internal Revenue Code required the Company to recapture its tax LIFO inventory reserve and include it as taxable income in its fiscal 1994 tax return. Federal income taxes on the recapture were payable over a four-year period beginning in fiscal 1995, with such amounts paid in full during fiscal 1998.

As a condition of S corporation election with a taxable year ending on a date other than the calendar year, the Company is required to maintain on deposit an estimate of the federal income tax that would otherwise be due and payable for the period from the taxable year end to December 31. This deposit equaled $353,876 and $385,845 at September 30, 1999 and 1998, respectively. The deposit is classified as current at September 30, 1999, as the Company will no longer qualify for S corporation status as a result of the sale transaction (see Note
I). The accrued federal income taxes payable at September 30, 1999 amounting to $300,000 represent an estimate of the built-in gains tax that will become due, as the sale of the Company will occur before the tenth anniversary of its S corporation election. This amount is combined with foreign income taxes of $10,770 in the 1999 income tax provision and is currently payable. The 1998 and 1997 income tax provisions are composed solely of foreign income taxes due on foreign royalty income.

Note F--Retirement Plans

The Company sponsors a defined benefit pension plan covering substantially all union employees. Pension costs are actuarially determined and include amortization of the initial accrued liability over the average years of future service of plan participants.

                              Ermanco Incorporated

Note F--Retirement Plans (continued)

The following table sets forth the funded status of the Company's defined benefit plan:

                                                      September 30
                                                 1999               1998
                                           -------------------------------------

Benefit obligation                             $334,333           $283,886
Fair value of plan assets                       454,606            348,540
                                           -------------------------------------
Funded status                                  $120,273           $ 64,654
                                           =====================================


Prepaid benefit cost, recorded within
prepaid expenses and othercurrent
  assets on balance sheets                     $ 47,767           $ 37,329
                                           =====================================

Actuarial assumptions:
   Discount rate                                    7.0%               7.0%
   Expected return on plan assets                   8.0                8.0

Other information regarding amounts expensed, amounts contributed and benefits paid are as follows:

                                                Year ended September 30
                                         1999            1998           1997
                                  ----------------------------------------------

Benefit cost                           $26,562         $22,679        $20,122
Employer contributions                  37,000          46,020         37,255
Benefits paid                            2,080           4,280          2,080

The Company also has a profit-sharing plan for certain key employees and a 401(k) plan for substantially all employees who have completed one year of service. Amounts contributed under the profit-sharing plan are made at the discretion of the Board of Directors and, under the 401(k) plan, on a partial matching basis. The Company made no contributions to the profit-sharing plan during 1999, and made contributions of $35,000 in 1998 and $50,000 in 1997. Company contributions under the 401(k) plan were $55,000 in 1999 and $37,000 in 1998 and 1997.

                              Ermanco Incorporated

Note G--Stock Option Plan

The Company has an incentive stock plan whereby options are granted to certain key employees of the Company and are exercisable over a period of time at fair market value per share as estimated by the Board of Directors. A summary of the transactions and shares under option are as follows:

                                                       Year ended September 30
                                                         1999            1998
                                                      --------------------------
Outstanding at beginning of year                         1,200           3,250
Granted                                                                  1,200
Exercised                                                 (850)         (2,375)
Canceled                                                  (350)           (875)
                                                      --------------------------
Outstanding at end of year                                 -0-           1,200
                                                      ==========================

Available for future grants                                -0-          10,300
                                                      ==========================


Note H--Stock Repurchase Agreements

The Company has agreements with the majority of its shareholders to repurchase their common stock in the event of death, disability or termination of employment. In addition, the Company has the first option to repurchase any shares of common stock a shareholder offers for sale. The other shareholders have the second option to repurchase such shares. Shares issued under the Company's stock option plan are subject to repurchase at the higher of the initial purchase price or a price based on the net book value per share as defined in the agreement. The redemption price for the other shares subject to repurchase agreements is the fair value of the shares as determined by an independent appraiser. The purchase price may be paid immediately or in equal quarterly installments, including interest at prime plus 1.5%, over a period of not more than ten years. The Company maintains term life insurance policies on certain shareholders in amounts sufficient to discharge any obligations to repurchase the common stock in the event of the death of such shareholders.

                              Ermanco Incorporated

Note I--Sale of Company

On August 12, 1999, the Board of Directors and shareholders of Ermanco Incorporated approved a Stock Purchase Agreement whereby the shareholders would sell all of the issued and outstanding common stock of the Company to SI Handling Systems, Inc. effective September 30, 1999. The purchase price would be $22,000,000, adjusted for working capital and other specified adjustments at closing, as defined in the agreement, based upon the final September 30, 1999 balance sheet of the Company.

Note J--Year 2000 Readiness (unaudited)

The year 2000 issue is the result of computer programs being written using two digits rather than four digits to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 instead of 2000. This situation could result in a system failure or miscalculations that cause disruptions of operations.

The Company has evaluated its existing information systems and has determined that they are year 2000 compliant. The Company has initiated formal communications with its significant customers and vendors to determine the extent to which the Company is vulnerable to those third parties' failure to remediate their own year 2000 issues. Management cannot guarantee that systems of other companies on which the Company relies will be year 2000 compliant and, in the event of noncompliance, would not have an adverse effect on the Company.

SI HANDLING SYSTEMS, INC.
SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

The following unaudited pro forma condensed consolidated balance sheet includes the historical condensed balance sheet of SI Handling Systems, Inc. ("SI Handling") at August 29, 1999 and the pro forma adjustments to reflect the Ermanco Incorporated ("Ermanco") acquisition as if the transaction occurred on August 29, 1999. The pro forma information should be read in conjunction with the Company's historical financial statements previously filed with the Commission.

SI HANDLING SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF AUGUST 29, 1999
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                               HISTORICAL  HISTORICAL
                                  SIHS      ERMANCO     PRO FORMA    PRO FORMA
                               08/29/1999  08/29/1999  ADJUSTMENTS  CONSOLIDATED
                               -------------------------------------------------


Current assets:
Cash                                105         552    (505)(A)(B)           152
Receivables                       6,465       5,584    (420)(C)           11,629
Costs and estimated earnings
  in excess of billings           5,753           0     588 (C)            6,341
Inventories                       2,321       1,419      60 (A)(D)         3,800
Deferred income tax benefits        905           0                          905
Prepaid expenses and other
  current assets                    265         423                          688
                                 -----------------------------------------------

Total current assets             15,814       7,978    (277)              23,515
                                 -----------------------------------------------

Property, plant and equipment,
 at cost:
Property, plant and equipment     8,162       2,909                       11,071
Less: accumulated depreciation    6,612       1,700                        8,312
                                 -----------------------------------------------

Property, plant and equipment,
 net                              1,550       1,209        0               2,759
                                 -----------------------------------------------

Deferred income tax benefits        276           0                          276
Investments in joint ventures     1,237           0                        1,237
Goodwill                            453           0   19,225 (A)(D)(E)    19,678
Other assets                         89           0      200 (A)(F)          289
                                 -----------------------------------------------
Total assets                     19,419       9,187   19,148              47,754
                                 ===============================================


Current liabilities:
Note payable to bank                  0           0    2,081 (A)(G)        2,081
Current installments of
 long-term debt                      20          20    1,250 (A)(H)        1,290
Accounts payable                  2,230       2,418     (142)(D)           4,506
Customers' deposits and
 billings in excess of
 costs and estimated earnings     2,887         552      168 (C)           3,607
Accrued salaries, wages, and
 commissions                        753         747                        1,500
Income taxes payable                 25         358      155 (D)             538
Accrued royalties payable           232           0                          232
Accrued product warranties          672          51                          723
Accrued pension and retirement
 savings plan liabilities           577          23                          600
Accrued other liabilities           296         389                          685
                                 -----------------------------------------------
Total current liabilities         7,692       4,558    3,512              15,762
                                 -----------------------------------------------

Long-term liabilities:
Long-term debt, excluding
    current installments:
    Capital lease obligation          0          15                           15
    Term loan                         0           0   12,750 (A)(I)       12,750
    Subordinated notes                0           0    3,000 (A)(J)        3,000
                                 -----------------------------------------------
Total long-term debt                  0          15   15,750              15,765
Deferred compensation               449           0                          449
                                 -----------------------------------------------
Total long-term liabilities         449          15   15,750              16,214
                                 -----------------------------------------------

Shareholders' equity:
Common stock                      3,704         646     (165)(A)(K)        4,185
Additional paid-in capital        2,798       2,289    1,730 (A)(K)        6,817
Retained earnings                 4,776       1,679   (1,679)(A)(K)        4,776
                                 -----------------------------------------------

Total shareholders' equity       11,278       4,614     (114)             15,778
                                 -----------------------------------------------

Total liabilities and
    shareholders' equity         19,419       9,187   19,148              47,754
                                 ===============================================

Notes (in thousands, except share and per share data):

(A) To reflect the excess of acquisition cost over the estimated fair value of net assets acquired (goodwill). The purchase price, purchase-price allocation, and financing of the transaction are summarized as follows:

Purchase price paid as:
Subordinated notes                                                       3,000
Term loan (current portion of $1,250,
 and long-term portion of $12,750)                                      14,000
Common stock                                                               481
Additional paid-in capital                                               4,019
Line of credit from September 30, 1999
 through October 4, 1999                                                 2,081
Cash                                                                       505
                                                                        ------
Total purchase consideration and other acquisition costs                24,086
                                                                        ------

Allocated to:
Historical book value of Ermanco's assets and liabilities                4,614

Adjustments to step-up assets and liabilities to fair value:
Inventory                                                                   60
Income taxes payable                                                      (155)
Accounts payable                                                           142

Deferred debt expense associated with acquisition financing                200
                                                                        ------

Total allocation                                                         4,861
                                                                        ------

Excess purchase price over allocation to identifiable
assets and liabilities (goodwill)                                       19,225
                                                                        ======

 To reflect the purchase of Ermanco
      DR    Investment in Ermanco                4,614
      DR    Goodwill                            19,272
      DR    Deferred debt expense                  200
      CR       Common stock                                481
      CR       Additional paid-in capital                4,019
      CR       Note payable to bank                      2,081
      CR       Subordinated notes payable                3,000
      CR       Current portion of long-term debt         1,250
      CR       Term loan - long-term portion            12,750
      CR       Cash                                        505

 To reflect the elimination of the investment in Ermanco
      DR    Common stock                           646
      DR    Additional paid-in capital           2,289
      DR    Retained earnings                    1,679
      CR       Investment in Ermanco                     4,614

(B) To reflect the cash outlay of $505 associated with the acquisition of Ermanco.

(C) To reflect the adjustment necessary to properly record intercompany purchases of $588 in costs and estimated earnings in excess of billings and accounts payable on the books of SI Handling Systems, Inc.
      DR    Costs and estimated earnings
             in excess of billings                 588
      CR       Accounts payable                            588

     To reflect the elimination of intercompany account balance
      DR    Accounts payable                       588
      CR       Accounts receivable                         420
      CR       Customer deposits and billings
                in excess of costs and
                estimated earnings                         168

(D) To reflect the adjustment necessary to properly record accounts payable on the books of Ermanco (See (A) above)
      DR    Accounts payable                       142
      CR       Goodwill                                    142

    To reflect the step-up of $60 in inventory to fair value
    related to Ermanco (See (A) above)
      DR    Inventory                               60
      CR       Goodwill                                     60

     To reflect the adjustment necessary to record income taxes payable of $155 on the books of Ermanco (See (A) above)
      DR    Goodwill                               155
      CR       Income taxes payable                        155

(E) To reflect the excess of acquisition costs over the estimated fair value of net assets acquired (goodwill).

(F) To reflect the deferred debt expense of $200 associated with the acquisition financing.

(G) To reflect the utilization of $2,081 of the line of credit facility to finance the cash portion of the purchase price and other acquisition costs.

(H) To reflect the issuance of $1,250 in new debt (current portion of term loan) to finance the cash portion of the purchase price.

(I) To reflect the issuance of $12,750 of new debt (long-term portion of term loan) to finance the cash portion of the purchase price.

(J) To reflect the issuance of $3,000 of subordinated notes payable to the fourteen selling stockholders of Ermanco.

(K) To reflect the issuance of 481,284 shares of SI Handling Systems common stock (par value of $1.00 per share) with a market value of $4,500 as partial consideration for the purchase, and the elimination of the shareholders' equity accounts of Ermanco totaling $4,614.

SI HANDLING SYSTEMS, INC.
SELECTED UNAUDITIED PRO FORMA FINANCIAL DATA

The following selected unaudited pro forma consolidated statements of operations data gives effect to the acquisition of Ermanco Incorporated ("Ermanco") as if the transaction occurred at the beginning of the 1999 fiscal year and was in effect through the period ended August 29, 1999. The pro forma data presented below should be read in conjunction with the Company's financial statements previously filed with the Commission and pro forma condensed consolidated financial information and accompanying assumptions previously included elsewhere herein. Such data is not necessarily indicative of the results of operations that would have been achieved had the transaction described above occurred on the date indicated or that may be expected to occur in the future as a result of such transaction.


                                          SI HANDLING SYSTEMS, INC.                         SI HANDLING SYSTEMS, INC.
                                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED               UNAUDITED PRO FORMA CONDENSED
                                          STATEMENTS OF OPERATIONS                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                    FOR THE YEAR ENDED FEBRUARY 28, 1999              FOR THE SIX MONTHS ENDED AUGUST 29, 1999
                              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)      (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                           ---------------------------------------------------- ----------------------------------------------------
                                   HISTORICAL                                           HISTORICAL
                           --------------------------  (1)         PRO FORMA    --------------------------  (1)         PRO FORMA
                            SIHS     ERMANCO           PRO FORMA   CONSOLIDATED SIHS      ERMANCO           PRO FORMA   CONSOLIDATED
                            2/28/99  2/28/99 COMBINED  ADJUSTMENTS RESULTS      8/29/99   8/29/99 COMBINED  ADJUSTMENTS RESULTS
                           ---------------------------------------------------- ----------------------------------------------------
Net sales                     39,573  27,087   66,660     (315)(L)    66,345       21,569  16,889   38,458    (587)(R)     37,871
Cost of sales                 30,859  20,198   51,057     (194)(L)    50,863       18,756  11,776   30,532    (587)(R)     29,945
                           ---------------------------------------------------- ----------------------------------------------------
Gross profit on sales          8,714   6,889   15,603     (121)       15,482        2,813   5,113    7,926       0          7,926
                           ---------------------------------------------------- ----------------------------------------------------

Selling, general and
 administrative expenses       6,353   4,133   10,486                 10,486        3,456   2,464    5,920                  5,920
Productive development costs     478      57      535                    535          260      21      281                    281
Intrest expense                   20               20    1,604 (M)     1,624           10               10     803 (M)        813
Intrest income                  (166)    (63)    (229)     129 (N)      (100)         (46)    (25)     (71)     65 (N)         (6)
Equity in income of
 joint venture                   (14)             (14)                   (14)         (99)             (99)                   (99)
Amortization of goodwill                            -      481 (O)       481           38               38     240 (O)        278
Other income, net               (191)   (116)    (307)                  (307)        (118)    (84)    (202)                  (202)
                           ---------------------------------------------------- ----------------------------------------------------
                               6,480   4,011   10,491    2,214        12,705        3,501   2,376    5,877   1,108          6,985
                           ---------------------------------------------------- ----------------------------------------------------

Earnings (loss) before
 income taxes                  2,234   2,878    5,112   (2,335)        2,777         (688)  2,737    2,049  (1,108)           941
Income tax expense
 (benefit)                       856     (18)     838      226 (P)     1,064         (261)    256       (5)    365 (P)        360
                           ---------------------------------------------------- ----------------------------------------------------
Net earnings (loss)            1,378   2,896    4,274   (2,561)        1,713         (427)  2,481    2,054  (1,473)           581
                           ==================================================== ====================================================

Basic earnings (loss)
 per share                      0.37                                    0.41        (0.12)                                   0.14
                           ==================================================== ====================================================

Diluted earnings (loss)
 per share                      0.36                                    0.40        (0.12)                                   0.13
                           ==================================================== ====================================================

Average shares
 outstanding               3,718,887        3,718,887  481,284 (Q) 4,200,171    3,704,953        3,704,953 481,284 (Q)  4,186,237
Dilutive effect of
 stock options                27,173           27,173                 27,173            0                0  13,046         13,046
Dilutive effect of
 phantom stock units          11,270           11,270                 11,270       15,075           15,075                 15,075
                           ---------------------------------------------------- ----------------------------------------------------

Average shares
 outstanding assuming
 dilution                  3,757,330        3,757,330  481,284     4,238,614    3,720,028        3,720,028 494,330      4,214,358
                           ==================================================== ====================================================

Notes (in thousands, except share and per share data):
(1) The following acquisition adjustments reflect results of operations as if the acquisition of Ermanco, which was concluded on September 30, 1999, had occurred on March 2, 1998.  The results of operations are derived from the Company's historical statement of operations for the year ended February 28, 1999 and Ermanco's historical statement of operations for the twelve months ended February 28, 1999 and the Company's historical financial statements for the six months ended August 29, 1999 and Ermanco's historical financial statements for the six months ended August 29, 1999.

    In accordance with purchase accounting the assets acquired and liabilities assumed are recorded at the lower of the purchase price or fair value.  The estimated fair value adjustments have been determined based upon the most recent information available.  The resultant excess of purchase price and acquisition costs over the fair value of net assets acquired will be amortized on a straight-line basis over 40 years.  The Company has not yet received an appraisal on
    Ermanco's property, plant and equipment, net; however, it does not believe that the historical value as stated in the
    Consolidated Pro Forma Balance Sheet is materially different from the appraised value.

(L) To reflect the elimination of sales by Ermanco to SI Handling Systems ($315), and the adjustment to the estimated overall gross profit margin of $61 on the contract in which Ermanco is a supplier to SI, and to recognize the manufacturing profit of $60 in inventory at acquisition.

(M) To reflect the increase in interest expense resulting from the issuance of debt to finance the acquisition of Ermanco.
    The annual interest rate on the new debt of $3,000 in subordinated notes payable to the fourteen selling stockholders of Ermanco over the seven year term is as follows: ten percent in years one through three, twelve percent in years four and five, and fourteen percent in years six and seven.  The annualized effective interest rate over the seven year term is 11.714%.

    SI Handling also received $14,000 in the form of a seven-year term loan from its principal bank to finance the acquisition of
    Ermanco. The annual interest rate on the term loan of $14,000 is the three-month LIBOR Market Index Rate plus two and three-quarters percent.  In order to partially hedge the term loan's floating interest expense, the Company entered into a seven-year interest rate swap for $7,000 of the term loan at a fixed interest rate of 9.38%.  The annual interest rate on the
    $7,000 term loan which is not partially hedged is assumed to be 8.26%.
    A change of 1/8 percent in the interest rate on the part of the term loan which is not partially hedged would result in a change in interest expense and net earnings of $9 and $5 before and after taxes, respectively, for the year ended
    February 28, 1999.


    The annual amortization of deferred debt expense associated with the three-year line of credit facility is $20, while the annual amortization associated with the seven-year term loan is $20.

                                                                 6 months ended     12 months ended
                                                                 Aug. 29, 1999       Feb. 28, 1999
                                                               ----------------------------------------
    Interest expense is summarized as follows:

    To reflect amortization of deferred debt expense                   20                    40

    To reflect interest expense:
    $7,000 Term loan hedged with an interest rate
      swap at 9.38%                                                   323                   645
    $7,000 Term loan with an interest rate of  three-month
      LIBOR plus 2.75%                                                284                   568

    Subordinate notes of $3,000 with an effective annual
      interest rate of 11.714%                                        176                   351
                                                               ------------          ------------
    Total interest expense
     (including amortization expense)                                 803                 1,604
                                                               ------------          ------------

(N) To reflect the elimination of interest income earned
    on cash investments.
    Interest income earned on cash balances used to pay
    off the line of credit of $2,081 and cash outlays
    of $505 associated with the acquisition was eliminated.
    The interest income foregone was assumed at an
    annual interest rate of 5%.                                        65                   129
                                                               ------------          ------------

(O) To reflect the increase in amortization expense due
    to the amortization of goodwill ($19,225)
    on a straight-line basis over 40 years.                           240                   481
                                                               ------------          ------------

(P) To reflect the adjustment to record income tax expense at an estimated effective rate of 38.3%

(Q) To reflect the issuance of SI Handling Systems common stock as partial consideration for the purchase.

(R) To reflect the elimination of sales by Ermanco to SI Handling Systems.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI HANDLING SYSTEMS, INC.

/S/ William F. Moffitt

William F. Moffitt
Vice President - Finance
(Principal Financial Officer)



Dated:   December 14, 1999
         -----------------